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[DECHERT LLP LETTERHEAD]

April 27, 2006

ING Partners, Inc.
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258-2034

Re:  ING Partners, Inc.
     (File Nos. 333-32575 and 811-8319)

Ladies and Gentlemen:

We have acted as counsel to ING Partners, Inc. (the "Company"), a Maryland corporation, and its series, the ING Columbia Small Cap Value II Portfolio and the ING UBS U.S. Small Cap Growth Portfolio (the "Portfolios"), in connection with the above-referenced registration statement (the "Registration Statement") and have a general familiarity with the Company's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of beneficial interest by the Company in connection with the registration of Adviser Class, Initial Class and Service Class shares on behalf of the Portfolios.

We have examined originals and certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Company and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of the foregoing, it is our opinion that the Adviser Class, Initial Class and Service Class shares of beneficial interest of the Portfolios, registered under the Securities Act of 1933, as amended ("1933 Act") in the Registration Statement, when issued in accordance with the terms described in the Registration Statement as filed on or about April 27, 2006, will be duly and validly issued, fully paid and non-assessable by the Company.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to all references to our firm in Post-Effective Amendment No. 28 to the Registration Statement of the Company. In giving such consent, however, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, and the rules and regulations thereunder.

Sincerely,

/s/ Dechert LLP